UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 25, 2020

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116	02451
Waltham MA
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 530-1000
Not Applicable
(Former name or former address, if changed since last report)
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 25, 2020, Dynatrace, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote on the two proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 15, 2020. The final voting results are set forth below.

Proposal 1 - Election of Directors

The stockholders elected each of the three persons named below to serve as a Class I director of the Company for a three-year term that expires at the Company’s annual meeting of stockholders in 2023 and until his successor has been duly elected and qualified, subject to his earlier resignation or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John Van Siclen	207,481,631	28,473,368	310,386	8,013,824
Michael Capone	203,500,837	32,434,183	330,365	8,013,824
Stephen Lifshatz	205,953,041	29,975,641	336,703	8,013,824

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021. The results of such vote were as follows:

Votes For	Votes Against	Abstentions
244,027,629	63,507	188,073

No other matters were brought before the Annual Meeting and no other votes were held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2020	Dynatrace, Inc.

	By:	/s/ Kevin C. Burns
Kevin C. Burns
Chief Financial Officer & Treasurer
(Principal Financial Officer)